Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE

BOJANGLES’, INC. AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made between Bojangles’, Inc., a Delaware corporation (the “Company”), and [                ] (the “Optionee”).

WHEREAS, the Company maintains the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan (the “Plan”) for the benefit of the key employees, directors and consultants of the Company and its subsidiaries; and

WHEREAS, the Plan permits the award of Incentive Stock Options to purchase shares of the Company’s Common Stock, subject to the terms of the Plan; and

WHEREAS, to compensate the Optionee for his or her service to the Company and its Affiliates and to further align the Optionee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Optionee an option to purchase [            ] shares of the Company’s Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [            ] shares of the Company’s Common Stock (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2. Nature of the Option. The Option is intended to be an incentive stock option as described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Date of Grant; Term of Option. The Option was granted on                     ,     , 20[    ] (the “Effective Date”) and may not be exercised later than the tenth anniversary of that date, subject to earlier termination in accordance with Section 6 of the Plan.

4. Option Exercise Price. The per Share exercise price of the Option is $[            ] (the “Exercise Price”).

5. Exercise of Option. The Option will become vested and exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a) Vesting. The Option will become vested and exercisable in accordance with the schedule below, provided in each case that the Optionee has remained in continuous service with the Company through such date:

Cumulative Number of Vested Option Shares	Date

For purposes of this Agreement, service with an Affiliate of the Company will be deemed to constitute service with the Company, for so long as such entity remains an Affiliate of the Company.

(b) All Unvested Option Shares Forfeited Upon Cessation of Service. Except as otherwise provided in an employment agreement, consulting agreement or other similar agreement by and between the Optionee and the Company (or an Affiliate thereof), upon a cessation of the Optionee’s service with the Company and its Affiliates, any unvested portion of the Option will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled, and any vested portion of the Option will survive and remain exercisable only to the extent provided in Section 6 of the Plan.

(c) Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee, shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price and any required tax withholding may be made in cash.

(d) Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(e) Additional Documents. As a condition to the effectiveness of the exercise of the Option Shares, the Optionee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) Other Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. The Board may from time to time modify the terms of this Option or impose additional conditions on the exercise of this Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement. As a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

6. Tax Consequences. The Company does not represent or warrant that this Option (or the purchase or sale of the Shares subject hereto) will be subject to particular tax treatment. The Optionee acknowledges that he or she has reviewed with his or her own tax advisors the tax treatment of this Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this Option.

7. Share Legends. A legend will be placed on any certificate evidencing an Option Share, pursuant to the Plan or applicable law.

8. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.

9. Early Disposition of Stock. Subject to the fulfillment by the Optionee of any conditions limiting the disposition of the Option Shares, the Optionee agrees that if the Optionee disposes of any Option Shares before the later of (i) the first anniversary of the date on which the Option Shares are transferred to the Optionee and (ii) the second anniversary of the Effective Date, then the Optionee will notify the Company in writing within 30 days after the date of such disposition.

10. No Continuation of Service. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries, or limit in any respect the right of the Company or its subsidiaries to terminate Optionee’s service at any time, with or without Cause and with or without notice.

11. Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to the Optionee any taxes required to be withheld by applicable law in connection with the grant or exercise of this Option or the vesting or disposition of the Option Shares.

12. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Agreement.

13. Entire Agreement. This Agreement, together with the Plan and any other exhibits attached hereto, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.

14. Amendment. Except as otherwise described herein, this Agreement may only be amended by a writing signed by each of the parties hereto.

15. Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

16. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, this Agreement has been executed by each party on the date indicated below, respectively.

BOJANGLES’, INC.

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[OPTIONEE]

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